Exhibit 10.5

BRS-TUSTIN SAFEGUARD ASSOCIATES II, LLC

Multi Tenant Industrial/Commercial Lease

(Net)

Between

BRS-TUS7TN SAFEGUARD ASSOCIATES II, LLC,

a Delaware limited liability company

(LESSOR)

and

PFEIVEX INC,

a Delaware corporation

(LESSEE)

Date: June 22, 2010

(i)

Paragraph 37.	INTENTIONALLY DELETED	27

Paragraph 38.	QUIET POSSESSION	27

Paragraph 39.	RULES AND REGULATIONS	27

Paragraph 40.	SECURITY MEASURES	27

Paragraph 41.	RESERVATIONS	27

Paragraph 42.	PERFORMANCE UNDER PROTEST	27

Paragraph 43.	AUTHORITY	27

Paragraph 44.	CONFLICT	27

Paragraph 45.	OFFER	27

Paragraph 46.	AMEDMENTS	27

Paragraph 47.	MULTIPLE PARTIES	27

Paragraph 48.	CONSTRUCTION	27

Exhibit A PREMISES

Exhibit B INDUSTRIAL CENTER

Exhibit C LEASEHOLD IMPROVEMENT AGREEMENT

Exhibit D FORM OF ESTOPPEL CERTIFICATE

Exhibit E RULES AND REGULATIONS

Exhibit F FORM OF SUBORDINATION AGREEMENT

Exhibit G HAZARDOUS SUBSTANCES SURVEY FORM

Exhibit H NOTICE OF LEASE TERM DATES

(ii)

BRS-TUSTIN SAFEGUARD ASSOCIATES II, LLC

Multi-Tenant Industrial/Commercial Lease

(Net)

ROSELLE TECHNOLOGY PARK

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), effective June 22, 2010 (“Effective Date”), is made by and between BRS-TUSTIN SAFEGUARD ASSOCIATES II, LLC, a Delaware limited liability company (“Lessor”) and PFENEX INC., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises; Parking; Exterior Equipment Area; Roof/Air Compressor.

(a) Premises: The entire Building (“Building”), including all improvements therein or to be provided by Lessor under the terms of this Lease, located at 10790 Roselle Street, San Diego, California 92121, and containing approximately twenty two thousand eight hundred thirty three (22,833) rentable square feet as outlined on Exhibit A attached hereto (“Premises”). In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Industrial Center” and are depicted on Exhibit B. (Also see Paragraph 2.)

(b) Parking: Lessee shall be entitled to the use, on an unreserved as-available basis, of sixty eight (68) vehicle parking spaces within the Industrial Center and four (4) reserved vehicle parking spaces within the Industrial Center (collectively, the “Parking Spaces”). (Also see Paragraph 2.6.)

(c) Exterior Equipment Area: Lessee shall have an exclusive license to use a portion of the exterior yard and equipment area located within the Industrial Center and identified on Exhibit A (the “Exterior Equipment Area”) in connection with its operations at the Premises, provided that Lessee complies with any reasonable rules and regulations concerning the use of such Exterior Equipment Area imposed by Lessor at any time during the Term of this Lease. Said license shall be coterminous with this Lease and any portion of the Exterior Equipment Area used by Lessee shall be maintained by Lessee in the same manner required for the Premises under this Lease. As part of the Leasehold Improvements (as defined in the Leasehold Improvement Agreement attached to this Lease as Exhibit C), Lessee shall have the right to expand the existing Exterior Equipment Area as shown on Exhibit A and may grade and improve the Exterior Equipment Area, including installing fencing surrounding the Exterior Equipment Area, subject to Lessor’s prior approval and Lessee’s compliance with all of the requirements for the Leasehold Improvements set forth in this Lease and the Leasehold Improvement Agreement attached to this Lease as Exhibit C. If Lessee installs such fencing, Lessee agrees to provide keys to the gates of the Exterior Equipment Area to Lessor. In no event shall Lessee’s use of the Exterior Equipment Area adversely impact the use of the existing parking spaces or access ways at the Industrial Center.

(d) Roof/Air Compressor: During the Term, Lessee shall be permitted to install, maintain and operate an air compressor on the roof of the Building (the “Compressor”), the size, weight and precise location of which shall be subject to Lessor’s prior written approval not to be unreasonably withheld, conditioned or delayed, and pursuant to plans, all of which have been approved in writing by Lessor (which approval shall not be unreasonably withheld, conditioned or delayed), at Lessee’s sole cost and expense. Lessee shall obtain Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any roof penetrations and any such penetrations permitted by Lessor shall be performed at Lessee’s expense by Lessor’s contractors if required by Lessor in accordance with any roof warranty. The installation, maintenance and operation of the Compressor shall be in accordance with the provisions of this Lease and shall be performed at Lessee’s sole cost and expense. Lessee will ensure that the Compressor will be installed by licensed contractors in accordance with all federal, state and local rules and building codes. Lessee will obtain, at its sole cost and expense, all permits, licenses or approvals required to install and operate the Compressor and shall repair any and all damage to the Industrial Center (including, but not limited to, the roof of the Building) caused as a result of Lessee’s installation of the Compressor. In the event Lessor repairs or replaces the roof during the Lease Term, Lessee will relocate or, if necessary, remove the Compressor from the roof at Lessee’s sole cost upon receipt of written request from Lessor. Lessor shall use commercially reasonable efforts to avoid the removal of the Compressor during any such repair or replacement of the roof. Lessee shall be able to place the Compressor on the roof, at Lessee’s sole cost and expense, after Lessor completes repairing or replacing the roof. Lessor may have its representative present at the installation or any reinstallation of the Compressor and the Compressor shall be properly screened and shall not be visible by someone standing in the vicinity of the Industrial Center. The Compressor shall be included within the coverage of all insurance policies required to be maintained by Lessee under the Lease.

1.3 Term: The term of this Lease shall be for a period of ten (10) years (“Original Term”) commencing on the date (the “Commencement Date”) which is the later of (a) April 1, 2011, and (b) the date that Lessor delivers possession of the Premises to Lessee after completion of Lessor’s Work (as defined in the Leasehold Improvement Agreement attached to this Lease as Exhibit C) and expiring on the date one day prior to the tenth (10th) anniversary of the Commencement Date or if the Commencement Date does not occur on the first day of the month, the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs (the “Expiration Date”). The Commencement Date and Expiration Date shall be documented in the form of Exhibit H attached hereto. For purposes of this Lease, the “Term” of this Lease shall refer to the Original Term, as it may be extended or renewed by any properly exercised options granted hereunder. (Also see Paragraph 3.)

1.4 Early Possession: Lessee shall have the right to occupy the Premises for the sole purpose of installing the Leasehold Improvements in the Premises in accordance with the Leasehold Improvement Agreement attached as Exhibit C to this Lease and installing all furniture. fixtures and equipment and otherwise preparing the Premises for occupancy from and after the date of the mutual execution and delivery of this Lease by the Parties and Lessee’s delivery to Lessor of advance rent required under Paragraph 1.6 below, the Security Deposit required under Paragraph 1.8 below, and the insurance certificates required under Paragraph 8 below (the “Early Possession Date”). In addition, from and after February 1, 2011, Lessee shall have the right to commence the conduct of its business in the Premises. None of the early access or occupancy rights set forth in this Section 1.4 shall advance the Commencement Date of this Lease. (Also see Paragraphs 3.2 and 3.3.)

1.5 Base Rent: Payable monthly, on the first day of each month, in the amount described below, calculated on a net basis (“Base Rent”), and commencing on the Commencement Date. (Also see Paragraph 4.)

Month of Original Term	Monthly Installment of Base Rent	Approx. Monthly Rate PSF
1 – 12*	$27,399.60	$1.20
13 – 24	$28,221.59	$1.24
25 – 36	$29,068.24	$1.27
37 – 48	$29,940.28	$1.31
49 – 60	$30,838.49	$1.35
61 – 72	$31,763.65	$1.39
73 – 84	$32,716.56	$1.43
85 – 96	$33,698.05	$1.48
97 – 108	$34,708.99	$1.52
109 – 120	$35,750.26	$1.57

*	Subject to abatement of fifty percent (50%) of monthly Base Rent for the first (1st) year of the Original Term in accordance with the provisions of Paragraph 4.1 of this Lease.

1.6 Advance Rent Paid Upon Execution: Twenty Thousand Three Hundred Twenty One and 37/100 Dollars ($20,321.37) representing Lessee’s first installment of Base Rent and Lessee’s Share of Common Area Operating Expenses due for the Original Term.

1.7 Lessee’s Share of Common Area Operating Expenses: Thirty one and 76/100 percent (31.76%) as to the Industrial Center and one hundred and No/100 percent (100%) as to the Building (“Lessee’s Share”) which may be adjusted by Lessor from time to time, in Lessor’s reasonable discretion based on changes in the size of and/or number of buildings comprising the Industrial Center. (Also see Subparagraph 4.2 (a))

1.8 Security Deposit: Thirty Five Thousand Seven Hundred Fifty and 26/100 Dollars ($35,750.26) (“Security Deposit”). (Also see Paragraph 5.)

1.9 Permitted Use: Lessee shall use and occupy the Premises solely for general office, research and development, laboratory, biotech manufacturing, warehouse and distribution uses and other related incidental uses, as may be permitted under existing zoning laws governing the Premises and for no other use or purpose without Lessor’s prior written consent (“Permitted Use”). (Also see Paragraph 6.)

Initial MB

Initial

1.10 (a) Real Estate Brokers. The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

☒     CB Richard Ellis represents Lessor exclusively (“Lessor’s Broker”); and

☒     Irving Hughes represents Lessee exclusively (“Lessee’s Broker”).

(b) Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s)

1.11 Guarantor(s): None.

1.12 Addenda and Exhibits. Attached are Exhibits A through G, all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating Base Rent, Lessee’s Share and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and Lessee’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Except as otherwise provided in this Paragraph 2.2 and Exhibit C to this Lease, Lessee agrees (i) to accept the Premises on the Commencement Date as then being suitable for Lessee’s intended use and in its then existing “AS IS” condition, and (ii) that neither Lessor nor any of Lessor’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Lessee’s business or for any other purpose. The Leasehold Improvements (defined in Exhibit C) shall be installed in accordance with the terms and provisions of Exhibit C. Notwithstanding the foregoing, the Premises shall be delivered to Lessee on the Early Possession Date in broom clean condition with the roof, the compressor and all heating, ventilation and air-conditioning, electrical, lighting, fire sprinkler, laboratory, plumbing and other Building systems servicing the Premises in good working order as of the Early Possession Date and the slab, foundation and all windows properly sealed and watertight. If any of the foregoing are not in the required condition, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense; provided, that Lessee delivers Lessor written notice of a non-compliance with this condition within six (6) months after the Commencement Date.

2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants that to the actual knowledge of Lessor any improvements (other than those constructed by Lessee or at Lessee’s direction) on or in the Premises shall comply with all Applicable Laws (as defined below) in effect and enforced on the Effective Date. Lessor further warrants to Lessee that Lessor has no actual knowledge, without a duty of inquiry or investigation, of any claim having been made by any governmental agency that a violation or violations of Applicable Laws exists with regard to the Premises as of the Effective Date. For purposes of the foregoing representation, Lessor’s actual knowledge shall be limited to the actual knowledge, without a duty of inquiry or investigation, of the person executing this Lease on behalf of Lessor, Hack Adams and the Building Manager. Finally, Lessor warrants to Lessee that the exterior of the Building, the Common Areas, including the parking area for the Building, all Building systems and all restrooms in the Building shall comply with all Applicable Laws in effect and enforced on the Effective Date. Without limiting the provisions of Exhibit C, said warranties shall not apply to any Leasehold Improvements, Alterations or Utility Installations (defined in Subparagraph 7.3 (a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor’s expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.9 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4). Except as provided in Paragraph 4.2 below, Lessor shall be responsible at its sole cost and expense for all work and improvements to the Common Areas required under the ADA (as defined below).

Lessee warrants that any improvements (other than those constructed by Lessor or at Lessor’s direction) on or in the Premises, which are constructed or installed by Lessee, shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date and throughout the Term of this Lease.

Initial MB

Initial

Said warranty shall specifically apply to any Leasehold Improvements, Alterations or Utility Installations made or to be made by Lessee. Subject to the provisions of Exhibit C, if such improvements constructed or installed by Lessee do not comply with said warranties, Lessee shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessor or any governmental authority, take such action, at Lessee’s expense, as may be deemed reasonable or appropriate by Lessor to rectify the non-compliance.

2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans With Disabilities Act (the “ADA”) and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Lessee’s intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto; and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5 Intentionally Deleted.

2.6 Vehicle Parking. Lessee shall be entitled to use Parking Spaces in accordance with Subparagraph 1.2 (b) of the Basic Provisions on those portions of the Common Areas designated from time to time by Lessor for parking, including, without limitation, in the parking areas immediately adjacent to the Building. Lessee shall not use more parking spaces than said number. Said Parking Spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, pick-up trucks or SUVs, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 39) issued by Lessor. Lessee’s violation of this subparagraph shall constitute a material breach of this Lease (subject to applicable notice and cure periods). (Also see Paragraph 2.9.)

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas (but excluding the Exterior Equipment Area, which shall be exclusive to Lessee).

2.8 Common Areas - Lessee’s Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the Original Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 39. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center, provided that Lessor shall enforce such Rules and Regulations in a uniform and nondiscriminatory manner. In no event shall the Rules and Regulations unreasonably interfere with Lessee’s use of the Premises as permitted under this Lease or Lessee’s parking rights granted under this Lease or materially increase the obligations or decrease the rights of Lessee under this Lease.

Initial MB

Initial

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) Intentionally omitted;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding the foregoing, in connection with any of the actions described in this Paragraph 2.10, Lessor shall not unreasonably interfere with Lessee’s operations at the Premises, including parking for, access to or visibility of the Premises; provided that any changes to the Common Areas shall not materially and adversely affect Lessee’s use or enjoyment of or access to the Premises or parking areas or other rights under this Lease as contemplated by this Lease.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If an Early Possession Date is specified in Paragraph 1.4, Lessee shall be entitled to early occupancy of the Premises solely for the purpose of installing the Leasehold Improvements and Lessee’s furniture, fixtures, equipment and other specialized leasehold improvements approved by Lessor and otherwise preparing the Premises for Lessee’s occupancy. Lessor and Lessee shall coordinate their respective work to be performed at the Premises during Lessee’s early occupancy. All other terms of this Lease, however (including, but not limited to, the obligation to carry the insurance required by Paragraph 8 but excluding the obligation to pay Base Rent or Lessee’s Share of Common Area Operating Expenses or, unless and until Lessee commences business operations from the Premises, to pay for utilities pursuant to Paragraph 11 hereof), shall be in effect during such period. Lessee agrees that Lessor’s completion of any improvements in the Premises during the period of Lessee’s early occupancy of the Premises shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of Rent: provided, however that both Lessor and Lessee shall mutually cooperate to conduct their improvements in a manner that will avoid unreasonable interference with the other party’s work. Any such early possession shall not affect nor advance the Expiration Date of the Term.

3.3 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the Term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee.

4. Rent.

4.1 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without notice, offset or deduction, on or before the day on which it is due under the terms of this Lease. For purposes of this Lease, Base Rent and all other sums or charges due Lessor from Lessee hereunder may be collectively referred to from time to time as “Rent’ Rent for any period during the Term hereof which is for less than one (1) full month shall be prorated on the basis of a thirty (30) day month. If the Commencement Date does not occur on the first day of a calendar month, monthly Base Rent shall adjust on the applicable anniversary of the Commencement Date and Lessee shall pay monthly Base Rent for the portion of the calendar month ending on the Expiration Date at the monthly Base Rent then in effect. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee. Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee hereby agree that fifty percent (50%) of monthly Base Rent shall be abated for the first (1g) year of the Original Term; provided, that (i) Lessee agrees that notwithstanding the foregoing monthly Base Rent abatement, Lessee shall observe and perform all of the other

Initial MB

Initial

terms, covenants and provisions set forth in this Lease, including without limitation, payment of all other Rent required to be paid by Lessee under this Lease, and (ii) in the event of a Breach by Lessee under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Paragraph 13 hereof, then as a part of the recovery set forth in Paragraph 13 of this Lease, Lessor shall be entitled to the recovery of the then unamortized remaining balance of the Base Rent that was abated under the provisions of this Paragraph 4.1 (such amortization being calculated on a straight line basis over the entire Lease Term and such balance being determined as of the date of such Breach).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the Term hereof, in addition to the Base Rent, Lessee’s Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the Term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

(i) The costs of management, administration operation, repair, replacement and maintenance, in neat, clean, good order and condition, of the following:

(aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates and the roof membrane and the non-structural portions of the roof (with respect to the roof, Lessee shall only be responsible for the costs relating to the roof of the Building).

(bb) Intentionally omitted.

(cc) Exterior signs and any tenant directories.

(dd) Fire detection and sprinkler systems for the Building only.

(ii) The cost of water, sewer, gas, electricity, telephone (as required for the fire monitoring system only) and any other utility systems to service the Common Areas.

(iii) Trash disposal, property management and security services.

(iv) Intentionally deleted.

(v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

(vi) The costs of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

(vii) Any reasonable deductible portion of an insured loss concerning the Building or the Common Areas (except to the extent such loss is caused solely by Lessor’s negligence), not to exceed $50,000 per insured loss.

(viii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(ix) Except as otherwise provided in this Lease, replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby, amortized over its useful life according to sound accounting principles consistent with those generally used by sophisticated commercial landlords in the San Diego area (including interest on the un-amortized balance at the rate of 8% per annum), including any barrier removal work or other required improvements, alterations or work to any portion of the Common Areas required under provisions of the ADA enacted or newly enforced after the date of this Lease. If any improvements, alterations or work is required to the Premises under the provisions of the ADA or any improvements, alterations or work is required to the Common Areas under the ADA as a result of Lessee’s specific use or alteration or improvements to the Premises, excluding the initial Leasehold Improvements (collectively, “Lessee ADA Work”), then the cost of the Lessee ADA Work shall be borne solely by Lessee and shall not be included as part of the Common Area Operating Expenses.

Initial MB

Initial

(x) The cost of any capital improvements made to the Industrial Center after the Commencement Date amortized over its useful life according to sound accounting principles consistent with those generally used by sophisticated commercial landlords in the San Diego area (including interest on the un-amortized balance at the rate of 8% per annum).

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2 (a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee, within one hundred and twenty (120) days after the expiration of each calendar year or as soon thereafter as practicable, a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Subparagraph 4.2 (d) during said preceding year exceed Lessee’s Share as indicated on said statement, Lessor shall credit the amount of such over-payment against Rent next becoming due. If Lessee’s payments under this Subparagraph 4.2 (d) during said preceding year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement. Lessor’s estimate of Common Area Operating Expenses for the Industrial Center for the 2010 calendar year is $0.29 per rentable square foot.

(e) After delivery to Lessor of at least thirty (30) days prior written notice, Lessee, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Lessor’s reasonable business hours but not more frequently than once during any calendar year. Lessee may not compensate any such accountant on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Lessee and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Lessor and its authorized agents or the Lessee’s employees, accountants, real estate advisors, financial advisors and attorneys and as may be required by law or in any litigation or dispute arising out of such audit. Lessor and Lessee each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Lessor and Lessee in the accounting of such expenses.

(f) “Common Area Operating Expenses” shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any Applicable Law by Lessor, any other occupant of the Industrial Center, or their respective agents, employees or contractors; (b) Costs occasioned by casualties or by the exercise of the power of eminent domain, except for insurance deductibles as expressly provided in subparagraph (a) above and this subparagraph (f); (c) Costs to correct any construction defect in the Premises or the Industrial Center existing as of the Effective Date or to comply with any Applicable Law applicable to the Premises or the Industrial Center in effect on the Effective Date: provided, however, that a change in the procedures for enforcing an existing law will be the equivalent of a new law; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Industrial Center for any other lessee of the Industrial Center or for any other building in the Industrial Center (except if such renovation, improvement, painting or redecorating is part of a program to reasonably renovate the entire Industrial Center, including the Building); (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Industrial Center and Costs arising from the violation by Lessor or any other occupant of the Industrial Center of the terms and conditions of any lease or other agreement; (f) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises and increases in insurance Costs caused by the activities of another occupant of the Industrial Center and insurance deductibles in excess of $50,000 per event of loss: (g) Costs incurred in connection with the presence of any Hazardous Substance, except to the extent caused by the release or emission of the Hazardous Substance in question by Lessee; (h) interest, charges and fees incurred on debt; (i) expense reserves; (j) Costs which could properly be capitalized under sound accounting principles consistent with those generally used by sophisticated commercial landlords in the San Diego area, except to the extent amortized over the useful life of the capital item in question; (k) wages, compensation, and labor burden for any employee not stationed on the Industrial Center on a full-time basis (provided, that if any employees of Lessor provide services for more than one building or project of Lessor, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Common Area Operating Expenses based on the portion of

Initial MB

Initial

their working time devoted to the Industrial Center) or any fee, profit or compensation retained or paid to a third party manager by Lessor or its affiliates for management and administration of the Industrial Center in excess of 4% of the gross revenues of the Industrial Center; (l) any items for which Lessor is reimbursed by insurance or otherwise compensated, including direct reimbursement by any other lessee; or (m) the cost of replacing the structural portions of the roof of the Building (excluding the roof membrane) or the roof of any other building in the Industrial Center.

5. Security Deposit. Lessee shall deposit with Lessor upon Lessee’s execution hereof the Security Deposit set forth in Paragraph 1.8 of the Basic Provisions as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the Term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the security deposit may be retained and applied by Lessor (a) to offset Rent (as defined in Section 4.1) which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Lessor before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Lessee or any officer, employee, agent or invitee of Lessee.

The Security Deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the Term hereof, and after Lessee has vacated the Premises.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.9 of the Basic Provisions, or any other legal use, which is reasonably comparable thereto, and for no other purpose without Lessor’s consent. Lessee shall, at its expense, obtain any governmental permits or approvals required for the Permitted Use. The obtaining of any such permits or approvals is not a condition to any of Lessee’s obligations under this Lease. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty, whether express or implied, as to the Premises, including, without limitation, the suitability of the Premises for the conduct of Lessee’s business. Lessee has been advised by Lessor to conduct its own investigation of the suitability of the Premises for Lessee’s intended use, including, without limitation, a careful inspection of the Premises, a review of all applicable laws and ordinances, and inquiries of all applicable government agencies before executing this Lease. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that unreasonably disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties. Lessee further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Lessee shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property if Lessor provides Lessee with a copy thereof. Lessor acknowledges that Lessee will maintain products in the Premises which are required from time to time for its business in customary amounts, which products contain chemicals which are categorized as Hazardous Substances. Lessor agrees that the use of such products in the Premises in compliance with all applicable laws shall not be a violation by Lessee of this Lease.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health or the environment, or the Premises; (ii) regulated or monitored by any environmental laws; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable environmental statute or common law theory related to environmental laws. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises, which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without notice to Lessor (posted notice at the Premises shall be sufficient for compliance with subparagraph (iii) below) and compliance in a timely manner (at

Initial MB

Initial

Lessee’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements. use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use. Lessor acknowledges that Lessee will be generating, storing and/or disposing of Biohazardous Waste (as hereinafter defined) at the Premises in connection with Lessee’s operation of the Permitted Use and that such Biohazardous Waste may include Hazardous Substances. In addition to Lessee’s obligations under this Section 6.2 with respect to any Biohazardous Waste which is a Hazardous Substance, Lessee shall comply with the provisions of Section 7.5 in connection with its generation, storage and disposal of Biohazardous Waste at the Premises.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit its agents, employees, contractors or invitees to cause any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor (with counsel approved by Lessor), its directors, officers, agents, partners, members, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any (i) Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee’s control or with Lessee’s consent or (ii) the breach of any term, condition, representation or warranty contained in this Paragraph 6. Lessee’s obligations under this Subparagraph 6.2 (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease.

(d) Exculpation of Lessor. Other lessees of the Industrial Center may be using, handling or storing certain Hazardous Substances in connection with such lessees’ use of their premises. The failure of another lessee to comply with applicable laws and procedures could result in a release of Hazardous Substances and contamination to the Industrial Center, or any part thereof or the soil and ground water thereunder. In the event of such release, the lessee responsible for the release, and not Lessor, shall be solely responsible for any claim, damage or expense incurred by Lessee by reason of such contamination. Lessee waives any rights it may have to later assert that the foregoing release does not cover unknown claims. Lessee and anyone claiming by, through or under Lessee hereby fully and irrevocably releases Lessor, its partners and their respective employees, officers, directors, representatives, agents, successors and assigns from any and all claims that it may now have or hereafter acquire against such persons and entities for any cost, loss, liability, damage. expense, demand, action or cause of action arising from or related to any Hazardous Substance release or contamination to the Industrial Center by another lessee at the Industrial Center. Notwithstanding the foregoing, this Section 6.2(d) shall not limit any obligation of Lessor under this Lease to remediate any Hazardous Substances released by other lessees if Lessor is required to perform such remediation by Applicable Laws or Lessor’s liability to Lessee for any breach or violation of this Lease by Lessor.

(e) Environmental Questionnaire Disclosure. Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor a Hazardous Substances Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Lessee shall certify to Lessor that all information contained in the Survey Form as true and correct to the best of Lessee’s knowledge and belief. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely on the information contained therein. Within thirty (30) days following receipt by Lessee of a written request therefore from Lessor (which request shall not be made more often than annually), Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Lessee intends to store, generate, use or dispose of on, under or about the Premises. At Lessor’s option, Lessee’s disclosure obligation under this Subparagraph shall include the requirement that Lessee update. execute and deliver to Lessor the Survey Form, as Lessor may modify the same from time to time.

6.3 Lessee’s Compliance with Requirements. Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives. covenants, easements and restrictions of record, permits, the requirements of any applicable

Initial MB

Initial

fire insurance underwriter or rating bureau, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance with Law. Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right subject to the restrictions in Paragraph 32 of this Lease, to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements, and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination. caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

6.5 Lessor’s Representation. Lessor represents to Lessee (which representation is made without any investigation or inquiry) that it has no actual knowledge concerning the existence of (a) any Hazardous Substances on or about the Premises, the Building or the Common Areas or the soil, surface water or groundwater thereof, except as disclosed in the Environmental Report (as hereinafter defined), or (b) any underground storage tanks at the Industrial Center. Such representation is based solely on, and Lessor’s actual knowledge is limited to, the information contained in that certain Phase 1 Environmental Site Assessment dated August 31, 2009, prepared by Occupational Services, Inc. under its Report No. 090831-02 (the “Environmental Report”), a copy of which has been provided to Lessee. As of the Effective Date, Lessor further represents to Lessee that Lessor has not received written notice of any pending action, proceeding or claim relating to the existence of Hazardous Substances at the Industrial Center. Under no circumstance shall Lessee be liable for any losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substances present at any time on or about the Industrial Center, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Substances by Lessee or its agents, employees or invitees.

7. Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), ordinary wear and tear and damage by casualty excepted, including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, ordinary wear and tear and damage by casualty excepted. Notwithstanding anything to the contrary in this Lease, Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) subject to the waiver of subrogation set forth in Paragraph 8.7, arising from the negligence, willful misconduct or breach of this Lease by Lessor or its agents, employees or contractors, and (b) covered by any warranty held by Lessor.

(b) Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain a reasonable and competitively priced contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

Initial MB

Initial

(c) If Lessee Breaches Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

(d) Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.8 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if any capital replacements (as determined under Lessor’s sound accounting principles) (“Capital Replacements”) are required or necessary for operation of the Premises (for example, replacement of an HVAC unit, sprinkler system or any other capital item, but excluding any capital items installed in the Premises by Lessee), at Lessee’s written election to Lessor, Lessor shall complete such Capital Replacement, provided that the cost of such Capital Replacement shall be amortized on a straight-line basis over its useful life according to sound accounting principles consistent with those generally used by sophisticated commercial landlords in the San Diego area, together with interest at 8% per annum on the unamortized balance, and such amortization shall be reimbursed by Lessee to Lessor on a monthly basis during the Term on the date on which Base Rent is due. Notwithstanding the foregoing, Lessee shall complete any Capital Replacement, at Lessee’s sole cost and expense, that is required as a result of Lessee’s particular use of, or improvements to, the Premises.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), and subject to the reimbursement requirements of Paragraph 4.2, Lessor, shall keep in good order. condition and repair the foundations, exterior walls, structural condition of interior bearing walls, roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

7.3 Utility Installations, Trade Fixtures, Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment, furniture and other personal property which can be removed without doing material, structural damage to the Premises, including, without limitation, all fermentors, chemical hoods, biological hoods and purification equipment. The term “Alterations” shall mean any modification of the improvements on the Premises, other than Utility Installations or Trade Fixtures, but excluding the Leasehold Improvements. “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Subparagraph 7.4 (a). Except as provided herein. Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents to Alterations or Utility Installations given by Lessor, whether by virtue of Subparagraph 7.3 (a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessor’s approval of the plans, specifications and working drawings for Lessee’s Alterations or Utility Installations shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations or Utility Installations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations or Utility Installations, Lessee shall have the work performed in such manner as not to obstruct access to the common areas for any other lessee of the Industrial Center, and as not to obstruct the business of Lessor or other lessees in the Industrial Center, or interfere with the labor force working in the Building or the Industrial Center. In the event that Lessee makes any Alterations or Utility Installations, Lessee agrees to carry “Builder’s All Risk”

Initial MB

Initial

insurance in an amount approved by Lessor covering the construction of such Alterations or Utility Installations, and such other insurance as Lessor may reasonably require, it being understood and agreed that all of such Alterations or Utility Installations shall be insured by Lessee pursuant to Article 8 of this Lease immediately upon completion thereof. Upon completion of any Alterations or Utility Installations, Lessee agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Lessee shall deliver to Lessor a reproducible copy of the “as built” drawings, and specifications therefor of the Alterations or Utility Installations. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs One Hundred Thousand Dollars ($100,000.00) or more upon Lessee’s providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation. Lessee shall pay to Lessor all of Lessor’s actual and reasonable costs incurred in conjunction with the review of Lessee’s proposed Alterations or Utility Installations within fifteen (15) days of Lessee’s receipt of an invoice therefore (not to exceed $5,000.00). Notwithstanding the foregoing, Lessee shall have the right without Lessor’s consent but upon ten (10) business days’ prior notice to Lessor to make non-structural Alterations to the Premises in accordance with the terms of this Lease, provided that such Alterations do not (i) affect the exterior of the Premises, the Building or the Industrial Center (nor may such Alterations be visible from the exterior of the Building), including the Exterior Equipment Area, (ii) adversely affect the Premises’ electrical, ventilation, plumbing, elevator, mechanical, air conditioning or any other systems therein, or (iii) exceed $50,000 per calendar year.

(c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorneys’ fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4 Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Lessor’s right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessor, but considered a part of the Premises. Unless otherwise instructed per Subparagraph 7.4 (b) hereof, all Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, automatically and without further action on the part of Lessor, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee. Notwithstanding anything to the contrary in this Lease, all Trade Fixtures shall be the property of Lessee and may be altered, removed and replaced by Lessee at any time during the Lease Term without Lessor’s consent.

(b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that Lessor may have consented to their installation. Concurrently with Lessee’s request for consent, Lessee may request that Lessor determine whether such Lessee-Owned Alterations or Utility Installations will be required to be so removed and if Lessor does not require such removal when consent is given, Lessee shall not be obligated to remove the Lessee-Owned Alterations or Utility Installations at the expiration or earlier termination of this Lease. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor. Notwithstanding anything to the contrary in this Lease, in no event shall Lessee be required to remove the Leasehold Improvements.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair (including, but not limited to, all lights, ballasts, and lenses are operational; missing or damaged dock bumpers, levelers, seals, locks, and lights are repaired or replaced; all racking bolts and other protrusions are removed from the floor and patched with epoxy; and all floor cracks Y4 inch wide or larger are filled with epoxy), ordinary wear and tear, casualty, condemnation, Leasehold Improvements, Alterations and Utility Installations that Lessee is not required to remove excepted. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank (other than the air compressor tank) installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee’s Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

Initial MB

Initial

7.5 Biohazardous Waste.

(a) Definition. The term “Biohazardous Waste” shall mean the types of waste described in section 117635 of California’s Health and Safety Code and any similar type of waste.

(b) Disposal of Biohazardous Waste. Lessee hereby agrees, at Lessee’s sole expense, to dispose of its Biohazardous Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Biohazardous Waste and to dispose of the Biohazardous Waste in a prudent and reasonable manner. Lessee shall not place any Biohazardous Waste in the Building’s refuse containers.

(c) Duty to Inform Lessor. Within ten (10) days following Lessor’s written request, Lessee shall provide Lessor with any information requested by Lessor concerning the existence, generation or disposal of Biohazardous Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Lessee to dispose of its Biohazardous Waste, including a copy of any contract with said person or entity, (b) a list of each type of Biohazardous Waste generated by Lessee at the Premises and a description of how Lessee disposes of said Biohazardous Waste, (c) a copy of any laws, rules or regulations in Lessee’s possession relating to the disposal of the Biohazardous Waste generated by Lessee, and (d) copies of any licenses or permits obtained by Lessee in order to generate or dispose of said Biohazardous Waste. Lessee shall also immediately provide to Lessor (without demand by Lessor) a copy of any notice, registration, application, permit, or license received from any governmental authority, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Biohazardous Waste in or about the Premises or the Building.

(d) Inspection; Compliance. Subject to compliance with laws and regulations governing the confidentiality of donor information and medical records, Lessor and Lessor’s employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon prior written notice to Lessee, for the purpose of verifying compliance by Lessee with this Section 7.5. Lessor shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Biohazardous Waste on or from the Premises. The cost and expenses of any such inspection shall be paid by Lessor, unless it is determined that Lessee is not disposing of its Biohazardous Waste in a manner permitted by applicable law, in which case Lessee shall immediately reimburse Lessor for the cost of such inspection.

8. Insurance; Indemnity.

8.1 Lessor’s Insurance. At all times during the Term of this Lease, Lessor will purchase and maintain, as part of the Common Area Operating Expenses, Commercial General Liability Insurance covering the Common Areas in such reasonable amounts and with such reasonable coverages as determined by Lessor and “causes of loss - special form” property insurance covering the Building (excluding the Leasehold Improvements) and the Common Areas and Lessor’s equipment and furnishings against loss or damage resulting from fire and other insurable loss on a 100% replacement cost basis. Lessee acknowledges that it shall not be a named insured on such policies and that it has no right to receive any proceeds from any such insurance policies carried by Lessor. Lessee further acknowledges that Lessor shall not be required to carry insurance covering (1) Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee’s personal property; (2) Business Income Insurance against, or be responsible for, any loss suffered by Lessee due to interruption of Lessee’s business from any cause; (3) loss to the Premises resulting from flood, earthquake, windstorm or hurricane; and (4) any other type of property. Lessee shall cooperate with Lessor’s insurance companies in the adjustment of any claims for any damage to the Building.

8.2 Lessee’s Insurance. At all times during the Term of this Lease, Lessee will purchase and maintain, at Lessee’s sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Lessor may from time to time reasonably request, with insurance companies and on forms satisfactory to Lessor.

(a) Commercial General Liability Insurance written on an I.S.O. “occurrence” form or its equivalent covering the use, occupancy and maintenance of the Premises and all operations of Lessee. Such coverage shall include Premises Operations; Products - Completed Operations; Broad Form Property Damage; Blanket Contractual Liability; Personal and Advertising Injury; Fire Legal Liability; Employees Named as Additional Insureds; and Severability. Limits for such coverage shall be Bodily Injury and Property Damage Combined Single Limit of $1,000,000 per Occurrence $2,000,000 General Aggregate, Products and Completed Operations Aggregate of $2,000,000, Personal and Advertising Injury of $1,000,000 Per Person/Organization subject to $2,000,000 General Aggregate, and Fire Legal Liability of $250,000. The policy shall contain an endorsement specifically naming the following as additional insureds: (1) Lessor, (2) Westcore Properties, LLC, and (3) Wellcorp Properties, LLC, and their officers and employees (collectively, the “Additional Insured Parties”), with respect to the Lessee’s use, occupancy or maintenance of the Premises. The amount of such insurance shall not limit Lessee’s liability nor relieve Lessee of any obligation hereunder. Each policy shall insure Lessee’s performance of the indemnity provisions contained in this Lease. If Lessee’s liability insurance policy covers more than one location, Lessee shall obtain an “Aggregate Limits of Insurance (per location)” endorsement. The policy shall also contain an endorsement amending the “Other Insurance” clause as follows: “The insurance afforded to Additional Insureds under this

Initial MB

Initial

policy is primary insurance and the insurer will not seek contribution from other insurance available to the Additional Insureds.” The policy shall contain a waiver of subrogation endorsement. The policy shall provide defense expense in addition to the limit of liability stated in the policy.

(b) Umbrella Liability Insurance to be excess over the Commercial General Liability, Automobile Liability and Employers’ Liability Insurance. The Umbrella Liability policy shall be written on an “occurrence” form with a limit of liability of One Million Dollars ($1,000,000.00) and a Self-Insured Retention no greater than Ten Thousand Dollars ($10,000.00). The policy shall contain an endorsement naming the Additional Insured Parties as additional insureds following the form of the underlying Commercial General Liability and Automobile Liability policies. The policy shall also contain an endorsement amending the “Other Insurance” clause as follows: “Subject to the terms and conditions of this policy, the insurance afforded to Additional Insureds, (1) Lessor, (2) Westcore Properties, LLC, and (3) Wellcorp Properties, LLC under this policy shall be considered to be primary to any insurance they may have in force which also applies to a loss covered hereunder and, further, the insurer shall not seek contribution from other insurance available to the Additional Insureds.” The policy shall contain a waiver of subrogation endorsement.

(c) Commercial Property Insurance covering all Lessee’s furniture, fixtures, machinery, equipment, stock and any other personal property owned and/or used in Lessee’s business and all leasehold improvements, whether made or acquired at the Lessee’s expense or Lessor’s expense, plate glass that is part of the Premises and any other property in the Premises that Lessee is responsible for repairing or replacing under this Lease, in an amount equal to their full replacement cost without deduction for depreciation. At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including wind and hurricane. Such policy shall further provide Replacement Cost Coverage, including earthquake sprinkler coverage. Such policy shall not contain a per occurrence deductible greater than Ten Thousand Dollars ($10,000.00). Provided that this Lease has not been terminated, Lessee, with all reasonable speed, will use all proceeds of such insurance, so long as this Lease remains in effect, for rebuilding, repairing, replacing or otherwise reinstating the Leasehold Improvements and all Alterations and Utility Installations made by Lessee in a good and substantial manner pursuant to applicable building laws and codes and the plan as shall have been approved in writing by Lessor. Lessee will make up from its own funds any deficiency in such insurance proceeds. Further, the policy shall contain a provision specifically naming the Additional Insured Parties as additional insureds.

(d) Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of Rent and all other expenses to be borne by Lessee under this Lease, for a period of not less than Twelve (12) months, during any interruption of Lessee’s business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent. In addition, such coverage shall be written on an Agreed Amount Basis.

(e) If reasonably required by Lessor because of special environmental concerns regarding the Lessee’s operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration of work and materials necessary to return the premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Lessee’s hazardous materials on the Premises. The policy shall contain a provision specifically naming the Additional Insured Parties as additional insureds. If such coverage is required, Lessor shall determine limits of liability.

(f) Automobile Liability Insurance to include coverage for any owned, non-owned or hired automobiles entering and exiting from the Premises and automobile contractual liability with limits of: $1,000,000 per Person/$1,000,000 per Accident—Bodily Injury; $1,000.000 per Accident - Property Damage; and Basic No-Fault coverage as required by law or regulation if any, in the State in which the Premises is located.

(g) Workers’ Compensation coverage shall be carried as required by law in the State in which the employees are hired and to further include: Voluntary Compensation Coverage and Other States’ Coverage, if applicable, with statutory limits for Workers’ Compensation and limits for Employers’ Liability of: $1,000,000 Each Accident; $1,000,000 Disease - Policy Limit; and $1,000,000 Disease - Each Employee. The policy shall further contain an endorsement providing a waiver of subrogation in favor of the Additional Insured Parties.

8.4 General Requirements.

(a) Certificates of Insurance evidencing all such insurance and acceptable to the Lessor shall be filed with Lessor prior to occupancy of the Premises and at least five (5) days prior to the expiration of the term of each policy thereafter. Such Certificates of Insurance must specifically show all the special policy conditions required in this Article including “additional insured”, “waiver of subrogation”, “notice of cancellation”, and “primary insurance” wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted;

Initial MB

Initial

(b) All coverage shall be written by an admitted insurer in the State in which the Premises is located with a current Best Rating of A.

(c) All insurance policies required hereunder shall be specifically endorsed to state that coverages afforded under the policies will not be cancelled or allowed to expire for any reason until at least 30 days’ prior written notice has been mailed to the Lessor. The Certificate of Insurance for each policy must state that “the issuing company will mail 30 days’ written notice of cancellation or modification to the certificate holder.” The words “endeavor to” and “failure to mail such notice shall impose no obligation for liability . . .” are unacceptable and these two phrases must be crossed out if they appear in the printed certificate form.

(d) Intentionally omitted.

(e) Lessee shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Lessor without Lessor’s express prior written consent.

(f) Lessee may maintain the insurance required under this Paragraph under blanket or umbrella policies, as applicable, issued to Lessee covering other properties owned or leased by Lessee; provided that the policies otherwise comply with this Paragraph and allocate to the Premises the coverage specified by this Paragraph, without possibility of reduction or coinsurance penalty by reason of, or damage to, any other properties named therein, and if the insurance required by this Paragraph shall be effected by any such blanket or umbrella policies, Lessee shall furnish to Lessor certified copies of policies with schedules thereto attached showing the amount of insurance afforded by such policies to the Premises.

8.5 Adequacy of Coverage. Lessor, its agents and employees, make no representation that the limits of liability specified to be carried by Lessee pursuant to this Paragraph are adequate to protect Lessee. If Lessee believes that any of such insurance coverage is inadequate. Lessee will obtain such additional insurance coverage as Lessee deems adequate, at Lessee’s sole expense.

8.6 Reservation of Rights - Changes. Lessor hereby reserves the right to make reasonable changes at any time (but not more often than one time per annum with any change to be effective at the time of Lessee’s annual renewal of its insurance policies) to the Insurance Requirements herein should new exposures be brought to light or new insurance products become available during the Term of this Lease. Lessee shall add as additional insureds to the insurance policies required by this Paragraph such other persons as Lessor may from time to time reasonably require.

8.7 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Lessee and Lessor each hereby waives, on such party’s behalf and on behalf of any insurance carrier of such party, any claim which such party might otherwise have against the other party and the other party’s affiliates, arising out of loss or damage, including consequential loss or damage, to any property of Lessee within the Premises, Building or the Industrial Center from any risk required to be insured against by such party under this Lease, without regard to the negligence of the party so released. All of Lessor’s and Lessee’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

8.8 Indemnity. Except for Lessor’s negligence, willful misconduct and/or breach of this Lease, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, officers, independent contractors, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Except to the extent caused by Lessee’s negligence, willful misconduct and/or breach of this Lease, Lessor shall indemnify, protect, defend and hold harmless Lessee from all damages arising from Lessor’s negligence, willful misconduct or breach of this Lease.

8.9 Exemption of Lessor from Liability. Except as set forth in Paragraph 8.8, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless

Initial MB

Initial

of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than seventy-five percent (75%) of the then Replacement Cost (as defined in Subparagraph 9.1 (d) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is seventy-five percent (75%) or more the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is seventy-five percent (75%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

(c) “Insured Loss” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.1 irrespective of any deductible amounts or coverage limits involved, and where adequate insurance proceeds are available to Lessor for the reconstruction of the Premises.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Subparagraph 6.2 (a), in, on or under the Premises.

9.2 Premises Partial Damage - Insured Loss. If Premises Partial Damage occurs, and such damage or destruction is an Insured Loss, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than this Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If Premises Partial Damage occurs and such damage or destruction is not an Insured Loss and the cost to repair exceeds $250,000, then Lessor may at Lessor’s option, either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage totally at Lessee’s expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within in the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination. Notwithstanding the foregoing, if the cost to repair any damage to the Premises does not exceed $250,000, then Lessor shall repair such damage as soon as reasonably possible at Lessor’s expense.

9.4 Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), and Lessee is prevented from utilizing the Premises and from deriving any beneficial use therefrom, this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

Initial MB

Initial

9.5 Damage Near End of Term. If at any time during the last six (6) months of the Term of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising such option on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which, in Lessor’s good faith reasonable business judgment, Lessee’s use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Subparagraph 8.2 (d). Except for abatement of Base Rent, Common Area Operating Expenses and other charges. if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b) If Lessor is obligated to repair or restore the Premises under the provisions of this Paragraph 9 and does not commence the repair or restoration of the Premises as soon as reasonably practicable (but in no event later than ninety (90) days after the occurrence of the casualty), then Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. “Commence” as used in this Paragraph 9.6 shall mean the preparation of the required plans or the beginning of the actual work on the Premises, whichever occurs first.

9.7 Lessee’s Termination Right. If Lessor does not elect to terminate this Lease under the terms of this Section 9, but the damage required to be repaired by Lessor is not repaired within the period ending 270 days after the damage or destruction (the “270 Day Period”) (subject to extension for any delay caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of Lessor (other than financial inability), provided that in no event shall such extension exceed 90 days), then Lessee (subject to the provisions of this Paragraph 9.7), within thirty (30) days after the end of such 270 Day Period, may terminate this Lease by written notice to Lessor, in which event this Lease shall terminate as of the date of receipt of the notice. Notwithstanding the foregoing, if Lessor is diligently proceeding to complete the repair of such damage, then Lessee shall not have the right to terminate this Lease if, prior to the expiration of the 270 Day Period, Lessor, at Lessor’s sole option, gives written notice to Lessee that the repairs will be completed within thirty (30) days after the end of such 270 Day Period, and the repairs are actually completed within such thirty (30) day period. If the repairs are not completed within thirty (30) days after the end of such 270 Day Period, then Lessee may terminate this Lease by written notice to the Lessor. Such notice of termination shall be given within sixty (60) days after the end of such 270 Day Period, and shall be effective upon receipt thereof by Lessor. Notwithstanding the provisions of this Paragraph 9.7, Lessee shall have the right to terminate this Lease under this Paragraph 9.7 only if there is no Breach then in effect.

9.8 Intentionally Deleted.

9.9 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee’s Security Deposit as has not been or is not then required to be, used by Lessor under the terms of this Lease.

9.10 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

Initial MB

Initial

10. Real Property Taxes.

10.1 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, the Real Property Taxes shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days, which such calendar year and tax year have in common. Each year, at Lessor’s election, Lessor may protest real property assessments. In the event Lessor elects to protest a real property tax assessment, Lessor may utilize the services of a tax consultant to protest the real property tax assessment. If as a result of the protest, the Real Property Taxes are lowered, and a tax consultant has been utilized in connection with the protest, Lessee agrees to pay, as additional rent during the Term, its prorated Lessee’s Share of all fees payable to tax consultants in the manner set forth in this Lease, as long as there is a net benefit to Lessee from such lowering of Real Property Taxes. Notwithstanding anything to the contrary in this Lease, “Real Property Taxes” shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Lessor’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Industrial Center; (d) attributable to Lessor’s net income, inheritance, gift, transfer, estate or state taxes; or (e) resulting from the improvement of any of the Industrial Center for the sole use of other occupants.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Lessee’s Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities; Rental Abatement Events. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, trash removal and cleaning of the Premises, together with any taxes thereon. Upon Lessor’s request, Lessee shall deliver to Lessor copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Lessor’s request. As part of Lessor’s Work, Lessor shall cause all utilities to be separately metered to the Building prior to the Commencement Date. Notwithstanding anything to the contrary contained in this Lease, if the Premises are rendered unusable for the normal conduct of Lessee’s business and Lessee, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business as a result of (a) Lessor’s failure to provide utilities or services as required by this Lease, or (b) the presence of Hazardous Substances in, on or around the Premises, the Building or the Industrial Center which poses a material health risk to occupants of the Premises, and which was not brought into or onto the Premises, Building or Industrial Center by Lessee or Lessee’s employees, agents, contractors or invitees (an “Abatement Event”), then Lessee shall give Lessor notice of such Abatement Event, and if such Abatement Event continues for seven (7) consecutive business days after Lessor’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Lessee’s Share of Common Area

Initial MB

Initial

Operating Expenses shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Lessee is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, and if Lessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Lessee is so prevented from effectively conducting its business therein, the Base Rent and Lessee’s Share of Common Area Operating Expenses for the entire Premises shall be abated for such time as Lessee continues to be so prevented from using, and does not use, the Premises. If, however, Lessee reoccupies and conducts normal business operations in any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Lessee from the date Lessee reoccupies and conducts normal business operations in such portion of the Premises. Such right to abate Base Rent and Lessee’s Share of Common Area Operating Expenses in this Paragraph 11 shall be Lessee’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, and notwithstanding any term or provision herein to the contrary, if such Abatement Event continues for longer than one hundred eighty (180) days after Lessee gives Lessor written notice thereof and is the result of a Lessor default under this Lease, then Lessee also shall be entitled to avail itself of all remedies available at law or in equity.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Lessee’s interest or obligations in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36, which Lessor shall not withhold unreasonably. The parties agree, however, that the manner of operation of the Premises and conduct of business thereon by Lessee will have an impact on the quality and reputation of the Industrial Center. Accordingly, the parties agree that in approving or disapproving of any proposed assignment or subletting of the Premises or the Lease, Lessor shall be entitled to take into consideration, by way of example and not limitation, any or all of the criteria set forth below and that it shall not be unreasonable for Lessor to withhold its consent if any of the following circumstances exist or may exist: (i) the transferee’s contemplated use of the Premises following the proposed assignment or subletting is different from the permitted use specified herein; (ii) in Lessor’s reasonable business judgment, the transferee lacks the financial ability to perform its obligations under the sublease or assignment: (iii) intentionally deleted; (iv) the proposed assignment or subletting would breach any covenant of Lessor in any other lease, financing agreement or other agreement relating to the Industrial Center or otherwise; or (v) the transferee requests an amendment to the Lease other than the identity of Lessee. No assignment or subletting shall release Lessee from its obligations and liabilities hereunder. Notwithstanding anything to the contrary contained in this Paragraph 12, Lessee may assign this Lease or sublease the Premises (“Permitted Transfers”), without Lessor’s consent but upon ten (10) days prior notice to Lessor, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger of or consolidation with Lessee or to any purchaser acquiring substantially all of the assets or stock of Lessee (“Lessee’s Affiliate”), provided that the Net Worth of Lessee, as hereinafter defined, is not reduced by an amount equal to or greater than twenty percent (20%) of such Net Worth of Lessee as it exists immediately prior to such Permitted Transfer. “Net Worth” of Lessee for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied. In such case (unless Lessee is the surviving entity following such Permitted Transfer), any Lessee’s Affiliate shall assume in writing all of Lessee’s obligations under this Lease.

(b) Subject to subparagraph (a) above, a “Change of Control” of Lessee shall constitute an assignment requiring Lessor’s consent. Change of Control shall mean the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise, of any shares, voting rights or ownership interest, on a cumulative basis, of fifty-one percent (51%) or more of the voting control of Lessee, unless such change results from the trading of shares listed on a recognized public stock exchange. Notwithstanding the foregoing, neither the sale, issuance nor transfer of Lessee’s capital stock in connection with an equity financing shall constitute a Change of Control.

(c) Intentionally deleted.

(d) An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall be a Default curable after notice per Paragraph 13.1.

(e) Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

Initial MB

Initial

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) The consent of Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d) In the event of any Breach of Lessee’s obligation under this Lease, Lessor may proceed directly against Lessee or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Should Lessee desire to enter into an assignment or subletting transaction, Lessee shall give notice thereof to Lessor by requesting in writing Lessor’s consent to such assignment or subletting at least fifteen (15) days before the proposed effective date of any such assignment or subletting and shall provide Lessor with the following: (i) the full particulars of the proposed assignment or subletting transaction, including its nature, effective date, terms and conditions, and copies of any documents pertaining to such proposed transaction; (ii) a description of the identity, net worth and previous business experience of the transferee, including, without limitation, copies of transferee’s latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the transferee; and (iii) any further information relevant to the transaction which Lessor shall have requested within ten (10) days after receipt of Lessee’s request for consent and all information specified above in Subparagraphs (i), (ii) and (iii).

Each assignment or subletting to which Lessor has consented shall be evidenced by an instrument made in such written form as is satisfactory to Lessor and executed by Lessee and transferee. By such instrument, transferee shall assume all the terms, covenants and conditions of this Lease, which are obligations of Lessee from and after such transfer. Lessee shall remain fully liable to perform its duties under the Lease following the assignment or subletting. Lessee shall, on demand of Lessor, reimburse Lessor for Lessor’s reasonable costs, including legal fees, incurred in obtaining advice and preparing documentation for each assignment or subletting to which Lessor has consented, not to exceed $2,000.00.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g) Intentionally deleted.

(h) Intentionally deleted.

(i) If Lessor consents to an assignment or subletting, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor any “Transfer Premium,” as that term is defined in this Section, received by Lessee from such assignee or sublessee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by the assignee or sublessee in connection with and attributable to the assignment or sublease in excess of the Base Rent under this Lease during the term of the assignment or sublease on a per rentable square foot basis if less than all of the Premises is transferred, deducting any expenses incurred by Lessee in connection with the assignment or subletting, including without limitation, expenses of marketing, brokerage commissions, improvement costs and reasonable attorneys’ fees, but excluding loss of rent. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by such assignee or sublessee to Lessee in connection with and attributable to such assignment or sublease. The determination of the amount of Lessor’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee under the assignment or sublease. The provisions of this subparagraph (i) shall not apply to Permitted Transfers.

Initial MB

Initial

(j) In the event of a proposed assignment or subletting of more than fifty percent (50%) of the Premises for all or substantially all of the remainder of the Term (excluding any Permitted Transfer), Lessor shall also have the right, by notice to Lessee, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease of more than fifty percent (50%) of the rentable square feet of the Premises in the aggregate for all or substantially all of the remainder of the Lease Term, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Lessor for the balance of the Term (collectively “Recapture the Lease”). Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Lessee gives written notice to Lessor of Lessee’s intention to sublease or assign. and Lessor does not, within fifteen (15) business days after Lessor’s actual receipt of such written notice and all information requested by Lessor relating to such proposed assignment or subletting, inform Lessee that Lessor intends to Recapture the Lease, then Lessor may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Lessor consents to the proposed assignment or subletting, Lessee shall complete such assignment or sublease within one hundred eighty (180) days after the end of such fifteen (15) day period, and (ii) nothing contained in this subjection (j) shall be deemed to waive any of Lessor’s rights to approve or disapprove an assignment or sublease as provided in Section 12.1 of this Lease.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. Lessee’s obligations to Lessor hereunder shall include any and all costs or expenses incurred by Lessor in conjunction with enforcing Lessor’s rights and remedies hereunder, which shall include, but shall not be limited to, any attorneys’ fees or other legal expenses or costs associated therewith, and that Lessor may include the cost of such services and costs in any notice of Default as rent due and payable to cure said default. A “Default” by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A “Breach” by Lessee is defined as the occurrence of any Default, including but not limited those listed below, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

Initial MB

Initial

(a) The abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Rent, Lessee’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) an estoppel certificate per Paragraph 16, or (ii) the subordination or non-subordination of this Lease per Paragraph 30, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the term, covenants, conditions or provisions of this Lease, or of the Rules and Regulations adopted under Paragraph 39 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement of Lessee given to Lessor by Lessee was materially false.

13.2 Remedies. If Lessee Defaults in any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check. In the event of a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy, which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired Term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph 13.2. If termination

Initial MB

Initial

‘of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.

(b) Continue the Lease and Lessee’s right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee’s Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under this Lease, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Intentionally Deleted.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after written notice that such amount is past-due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance. then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are permanently taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee’s parking, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, specifically awarded for Lessee’s relocation expenses and/or loss of Lessee’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee’s Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

Initial MB

Initial

15. Brokers.

15.1 Procuring Cause. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2 Representations and Warranties. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10 in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificate and Financial Statements.

16.1 Estoppel Certificate. Within ten (10) days after written notice from Lessor, Lessee shall execute and deliver to Lessor a certificate in the form attached as Exhibit D or such other form reasonably requested by Lessor or Lessor’s lender, purchaser or ground lessor may reasonably request stating such matters reflecting the status of this Lease or the Premises as Lessor or Lessor’s lender, purchaser or ground lessor may reasonably request. Within ten (10) days after written request by Lessee, for any reasonable business purpose, Lessor shall execute and deliver to Lessee a certificate reasonably acceptable to Lessor stating such matters reflecting the status of this Lease or the Premises as Lessee may reasonably request.

16.2 Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor, within (10) days following a request in writing by Lessor, Lessee’s current financial statements and after the 2012 calendar year, Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor’s Liability. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor’s title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Upon such transfer or assignment, the written assumption of this Lease by such transferee and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. In no event shall the obligations of Lessor under this Lease constitute personal obligations of Lessor’s direct or indirect partners, members, managers, directors, officers, shareholders, employees or representatives, and Lessee hereby expressly waives such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Further, Lessee, for satisfaction of any liability of Lessor under this Lease, may seek recourse only against Lessor’s interest in the Premises and all rents, issues, profits and proceeds thereof and shall not seek recourse against Lessor’s other assets or against Lessor’s direct or indirect partners, members, managers, directors, officers, shareholders, employees or representatives or any of their respective personal assets.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the State in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices. All notices required or permitted by this Lease shall be in writing and shall be and deemed duly served or given when actually delivered, if personally delivered (including delivery by Federal Express, Express Mail or other similar overnight or personal courier service which confirms delivery in writing), or within three (3) business days after deposit in the U.S. Mail, if sent

Initial MB

Initial

by certified mail, postage prepaid, return receipt requested, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Intentionally Omitted.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier Termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Lessee expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the Superior Court of the State of California for the county in which the Premises are located (and in no other), and Lessee hereby consents to the jurisdiction of said court.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall automatically be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device or amendment or modification thereto (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event or Lessor’s default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attom to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission or any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into for the first time (as opposed to amendments or modifications to existing Security Devices) by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to the receipt of an assurance (a “Nondisturbance Agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the Term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

Initial MB

Initial

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein, including, without limitation, the form of subordination, non-disturbance and attornment agreement attached as Exhibit F to this Lease. Within thirty (30) days following the Effective Date, Lessor shall obtain a subordination, non-disturbance and attornment agreement in the form attached as Exhibit F to this Lease from Lessor’s existing lender.

31. Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon one (1) business day prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred eighty (180) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee. Lessor shall use commercially reasonable efforts to minimize any interference with Lessee’s operations at the Premises and any entry by Lessor and Lessor’s agents shall comply with Lessee’s reasonable security measures, provided that Lessor has received notice of such security measures.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee’s own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The right granted under this paragraph shall be personal to the originally named Lessee under this Lease and any Lessee’s Affiliate in connection with a Permitted Transfer. Such signage shall comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements. Lessee shall install and maintain said signage in good condition and repair at its sole cost and expense during the entire Term. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Notwithstanding anything to the contrary herein, Lessor shall have no right to install advertising signs on the Building, including the roof.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual costs and expenses (including but not limited to attorneys’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to an assignment a subletting shall be paid by Lessee to Lessor upon receipt of an invoice therefor (not to exceed $2,000.00). Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. Lessee acknowledges all conditions to Lessor’s consent authorized by this Lease as being reasonable. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

Initial MB

Initial

37. Intentionally Deleted.

38. Quiet Possession. Upon payment by Lessee of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, and unless specifically provided herein, Lessee shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

39. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or Lessee of the Building and the Industrial Center and their invitees, provided that Lessor shall enforce such Rules and Regulations in a uniform and nondiscriminatory manner. In no event shall the Rules and Regulations unreasonably interfere with Lessee’s use of the Premises as permitted under this Lease or Lessee’s parking rights granted under this Lease or materially increase the obligations or decrease the rights of Lessee under this Lease. The current Rules and Regulations for the Industrial Center are attached hereto as Exhibit E.

40. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties and shall install, at Lessee’s sole cost and expense, any and all necessary security devices.

41. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, such Party represents and warrants that the individual executing this Lease on behalf of such Party is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

44. Conflict. The typewritten or handwritten provisions shall control any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor’s agent or Lessee’s agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

47. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

48. Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Lease. Whenever required by the context of this Lease, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Lease shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same and, consequently, any inconsistencies or ambiguities herein shall not be interpreted

Initial MB

Initial

against either party as the drafter of the Lease. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Lease. All exhibits referred to in this Lease are attached and incorporated by this reference. Except as specifically provided herein, Lessee hereby agrees that Lessee shall not disclose any of the economic terms of this Lease to any person or entity not a party to this Lease, nor shall Lessee issue any press releases or make any public statements relating to the terms or provisions of this Lease; provided, however, Lessee may make necessary disclosures to potential lenders, attorneys, accountants and space planning consultants, and/or as may be required by applicable Laws or court order, so long as such parties agree to keep all of the economic terms of this Lease strictly confidential. The obligation of Lessee set forth in this section shall survive the expiration or any earlier termination of this Lease.

THE PARTIES HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at San Diego, California	Executed at San Diego, CA
on June 30, 2010	on 7/3/10

LESSOR	LESSEE

BRS-TUSTIN SAFEGUARD ASSOCIATED II, LLC	PFENEX INC.,
a Delaware limited liability company	Delaware corporation ill

By:	BRS-Peppertree Manager, LLC,
a Delaware limited liability company, its manager	By:	/s/ Bertrand C. Liang
Name:	Bertrand C. Liang
Title:	CEO
By:	/s/ Marc Brutten
Marc Brutten
its Manager	By:
Name:
Title:

Address:

c/o Westcore Properties, LLC	Address:
4445 Eastgate Mall, Suite 210

San Diego, CA 92121
Telephone: (858) 625-4100
Facsimile: (858) 678-0060
	Telephone:	( )
	Facsimile:	( )

Initial MB

Initial

EXHIBIT A

PREMISES

THE SITE PLAN SET FORTH HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A WARRANTY OR REPRESENTATION CONCERNING THE SIZE OR LAYOUT OF THE PREMISES.

Initial MB

Initial

EXHIBIT B

INDUSTRIAL CENTER

THE SITE PLAN SET FORTH HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN EXACT MEASUREMENT OF THE PARCELS OWNED BY LESSOR, NOR DOES IT CONSTITUTE A WARRANTY, REPRESENTATION OR AGREEMENT ON THE PART OF LESSOR THAT THE TENANT MIX OR LAYOUT OF THE INDUSTRIAL CENTER IS OR WILL REMAIN AS INDICATED HEREON.

Initial MB

Initial

EXHIBIT C

LEASEHOLD IMPROVEMENT AGREEMENT

This Leasehold Improvement Agreement shall set forth the terms and conditions relating to the construction of the leasehold improvements in the Premises. This Leasehold Improvement Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Leasehold Improvement Agreement to Articles, Paragraphs or Sections of “this Lease” shall mean the relevant portion of the Multi-Tenant Industrial/Commercial Lease (Net) to which this Leasehold Improvement Agreement is attached as Exhibit C and of which this Leasehold Improvement Agreement forms a part, and all references in this Leasehold Improvement Agreement to Sections of “this Leasehold Improvement Agreement” shall mean the relevant portion of Sections 1 through 5 of this Leasehold Improvement Agreement.

SECTION 1

LESSOR’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 Base, Shell and Core of the Premises as Constructed by Lessor. Lessor or its predecessor-in-interest has constructed, at its sole cost and expense, the base, shell, and core of the Premises (the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. Lessee shall accept the Base, Shell and Core in their “AS IS” condition, without representation, warranty or any improvements by Lessor except as specifically set forth in this Lease or this Leasehold Improvement Agreement.

1.2 Lessor’s Work. Notwithstanding anything to the contrary in the Lease or this Leasehold Improvement Agreement, promptly after the Effective Date, Lessor shall commence and thereafter diligently perform to completion prior to the Commencement Date the following (collectively, the “Lessor’s Work”): (i) replace the eleven (11) existing HVAC units with model year 1986 serving the Premises with new units of equal capacity of a type, quality and brand reasonably approved by Lessee, and (ii) replace the existing air-compressor serving the Premises with a new compressor of the type, quality, capacity and brand reasonably approved by Lessee. The Lessor’s Work shall be constructed in accordance with the approved plans and all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.

SECTION 2

LEASEHOLD IMPROVEMENTS

2.1 Leasehold Improvement Allowance. Lessee shall be entitled to a one-time tenant improvement allowance (the “Leasehold Improvement Allowance”) of up to Four Hundred Fifty Six Thousand Six Hundred Sixty and No/100 ($456,660.00) for the costs relating to the initial design and construction of Lessee’s improvements (the “Leasehold Improvements”). In no event shall Lessor be obligated to make disbursements pursuant to this Leasehold Improvement Agreement in a total amount which exceeds the Leasehold Improvement Allowance. In the event that the actual cost of the Leasehold Improvements is less than the Leasehold Improvement Allowance, Lessee shall not be entitled to such excess or any credit, deduction or offset against rent or any other amounts due under the terms of the Lease; provided that Lessee shall be permitted to apply up to Five Dollars ($5.00) per square foot of the Premises of the Leasehold Improvement Allowance towards the cost of data cabling the Premises, telecommunications systems and moving expenses and equipment to be used at the Premises. All Leasehold Improvements for which the Leasehold Improvement Allowance has been made available shall be deemed Lessor’s property under the terms of the Lease.

2.2 Disbursement of the Leasehold Improvement Allowance.

2.2.1 Leasehold Improvement Allowance Items. Except as otherwise set forth in this Leasehold Improvement Agreement, the Leasehold Improvement Allowance shall be disbursed by Lessor for costs related to the design, permitting and construction of the Leasehold Improvements and for the following items and costs (collectively, the “Leasehold Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Leasehold Improvement Agreement; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; and (iii) except as otherwise provided herein, the cost of any changes to the Construction Drawings or Leasehold Improvements required by all applicable building codes (the “Code”). Notwithstanding anything to the contrary in the Lease or this Leasehold Improvement Agreement, Lessor shall reimburse Lessee and pay for (and Lessee shall have no responsibility for and the Improvement Allowance shall not be used for) the following: (a) costs incurred to remove Hazardous Substances from the Premises or the surrounding area; (b) costs recoverable by Lessor upon account of warranties and insurance; (c) costs to bring the Common Areas, Building systems and any restrooms in the Premises into compliance with Applicable Laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws; and (d) management or other costs incurred by Lessor; and construction management, profit and overhead charges. Any improvements described in the foregoing sentence shall, at Lessee’s option, be completed by Lessor at Lessor’s sole cost and expense.

Initial MB

Initial

2.2.2 Disbursements. Lessee shall deliver to Lessor: (i) a request for payment; (ii) invoices evidencing the labor rendered and materials delivered to the Premises; and (iii) executed conditional mechanics’ lien releases from those “Lessee’s Agents”, as that term is hereinafter defined, who have performed the Leasehold Improvements for which payment is requested, which releases shall comply with the appropriate provisions, as reasonably determined by Lessor, of applicable laws. Within fifteen (15) business days of receipt of the foregoing, Lessor shall deliver a check to Lessee made payable to Lessee or, at Lessee’s request, the applicable contractor or supplier, in payment of the lesser of: (A) the amounts so requested by Lessee, as set forth in this Section 2.2.2, less a ten percent (10%) retention on all amounts due to Lessee’s general contractor (or any subcontractor under Lessee’s general contractor), if such retention has not already been withheld by Lessee from Lessee’s general contractor in such invoice (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Leasehold Improvement Allowance (not including the Final Retention), provided that Lessor does not reasonably and promptly dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work. Lessor’s payment of such amounts shall not be deemed Lessor’s approval or acceptance of the work furnished or materials supplied as set forth in Lessee’s payment request. Lessor shall be responsible at its sole cost and expense for all work and improvements to the Common Areas, Building systems and restrooms in the Building required under Applicable Laws as a result of the Leasehold Improvements and. except for the foregoing, Lessee shall be responsible as its sole cost and expense for all work and improvements to the Premises required under Applicable Laws as a result of the Leasehold Improvements. Lessee’s construction contract shall include a ten percent (10%) retainage, and, accordingly, Lessor shall not impose any additional retainage under this Leasehold Improvement Agreement. If Lessor breaches its obligation to fund any portion of the Leasehold Improvement Allowance, Lessee shall have the right to offset such amounts against Rent first coming due under the Lease. Lessor’s obligation to disburse the Leasehold Improvement Allowance shall survive the expiration or termination of the Lease as to expenses properly incurred prior to such termination and shall be binding on any Lender following any foreclosure or appointment of a receiver.

2.2.3 Requests for Payment; Final Retention. Lessee agrees that the Leasehold Improvement Allowance shall be disbursed pursuant to a request for payment made not more often than one time per month. Subject to the provisions of this Leasehold Improvement Agreement, a check for the Final Retention payable to Lessee shall be delivered by Lessor to Lessee following substantial completion of the Leasehold Improvements, as such term is defined in Lessee’s construction contract, provided that (i) Lessee delivers to Lessor properly executed unconditional mechanics’ lien releases in compliance with applicable laws; (ii) Lessee has satisfied its obligations under Section 4.5 below, and (iii) Lessor has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life safety or other systems of the Building, the curtain wall of the Building, or the structure of the Building. Notwithstanding the foregoing, Lessee shall deliver final lien releases in compliance with applicable laws for all Leasehold Improvements promptly upon completion of the Leasehold Improvements.

2.2.4 Standard Leasehold Improvement Package. Lessor has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Leasehold Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Lessee by Lessor. The quality of Leasehold Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Lessor may, at Lessor’s option, require the Leasehold Improvements to comply with certain Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Attached hereto as Schedule 1 to this Leasehold Improvement Agreement is a preliminary scope of work for the Leasehold Improvements, which has been approved by Lessor (the “Approved Scope of Work”). Lessee shall retain an architect/space planner, subject to Lessor’s prior approval, which approval shall not be unreasonably withheld or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Lessor hereby approves Miller Design as the Architect. Lessee shall retain the engineering consultants designated by Lessor (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Leasehold Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Lessor, and shall be subject to Lessor’s and Lessee’s approval. Lessee and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Lessee and Architect shall be solely responsible for the same, and Lessor shall have no responsibility in connection therewith. Lessor’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Lessor’s review of the same, or obligate Lessor to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are prepared or reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or

Initial MB

Initial

Lessor’s space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Lessee’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Lessor will not disapprove any element of the Construction Drawings or final Working Drawings that is consistent with or represents a logical evolution from the Approved Scope of Work. Lessor and Lessee shall promptly cooperate to resolve any objections to the drawings and specifications for the Leasehold Improvements.

3.2 Final Space Plan. Lessee shall supply Lessor with four (4) copies signed by Lessee of its final space plan for the Leasehold Improvements before any architectural working drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Lessor may request clarification or more specific drawings for special use items not included in the Final Space Plan. Lessor shall advise Lessee within five (5) business days after Lessor’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Lessee is so advised, Lessee shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Lessor may reasonably require.

3.3 Final Working Drawings. Upon the approval of the Final Space Plan by Lessor, Lessee shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Leasehold Improvements, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Lessor for Lessor’s approval. Lessee shall supply Lessor with four (4) copies signed by Lessee of such Final Working Drawings. Lessor shall advise Lessee within five (5) business days after Lessor’s receipt of the Final Working Drawings if the same is unsatisfactory or incomplete in any respect. If Lessee is so advised, Lessee and Lessor shall meet and cooperate to agree upon the revisions to the Final Working Drawings in accordance with such review and any disapproval of Lessor in connection therewith. Lessor may not object to any items previously approved in the Final Space Plan unless additional information is provided in the Final Working Drawings which reasonably justifies such disapproval. Lessor and Lessee shall promptly cooperate to resolve any objections to the drawings and specifications for the Leasehold Improvements.

3.4 Permits. Promptly after approval by Lessor of the Final Working Drawings (the “Approved Working Drawings”), Lessee shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 below, to commence and fully complete the construction of the Leasehold Improvements (the “Permits”), and, in connection therewith, Lessee shall coordinate with Lessor in order to allow Lessor, at its option, to take part in all phases of the permitting process and shall supply Lessor, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits in a timely manner. Notwithstanding anything to the contrary set forth in this Section 3.4, Lessee hereby agrees that neither Lessor nor Lessor’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Lessee’s responsibility; provided however that Lessor shall, in any event, cooperate with Lessee in executing permit applications and performing other ministerial acts reasonably necessary to enable Lessee to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor.

SECTION 4

CONSTRUCTION OF THE LEASEHOLD IMPROVEMENTS

4.1 Contractor. A general contractor shall be retained by Lessee to construct the Leasehold Improvements. Such general contractor (“Contractor”) shall be approved in writing by Lessor, such approval not to be unreasonably withheld or delayed. Promptly after approval by Lessor of the Contractor, Lessee shall cause the Contractor to prepare a construction schedule and Lessee shall submit the same to Lessor for Lessor’s approval.

4.2 Competitive Bidding. The Contractor shall be selected by Lessee pursuant to a competitive bidding process. Lessee shall select two (2) qualified, licensed and reputable general contractors to participate in the process and Lessor shall have the right to approve such contractors, which approval shall not be unreasonably withheld or delayed.

4.3 Intentionally Deleted.

4.4 Construction of Leasehold Improvements.

4.4.1 Lessee’s Agents.

4.4.1.1 Lessor’s General Conditions for Lessee’s Agents and Leasehold Improvement Work. The Leasehold Improvements shall be constructed substantially in accordance with the Approved Working Drawings. Lessee may reduce or modify the scope of the Leasehold Improvements with Lessor’s consent as required herein.

Initial MB

Initial

4.4.1.2 Indemnity. Lessee’s indemnity of Lessor as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Lessee or Lessee’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Lessee’s non-payment of any amount arising out of the Leasehold Improvements and/or any disapproval of all or any portion of any request for payment. Such indemnity by Lessee, as set forth in this Lease, shall also apply with respect to any cost of the Leasehold Improvements in excess of the Leasehold Improvement Allowance.

4.4.1.3 Requirements of Contractor. The Contractor shall guarantee to Lessee and for the benefit of Lessor that the Leasehold Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract and any of its subcontracts that shall become defective within one (1) year after the completion of the work. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Leasehold Improvements, and/or the Premises that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Leasehold Improvements shall be contained in the Contract shall be written such that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee, as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.4.1.4 Insurance Requirements.

4.4.1.4.1 General Coverages. The Contractor shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required by be carried by Lessee as set forth in this Lease. The Contractor shall submit to Lessor a Certificate of Insurance naming Lessor as additional insured.

4.4.1.4.2 Special Coverages. Lessee shall carry “Builder’s All Risk” insurance in an amount to be approved by Lessor covering the construction of the Leasehold Improvements, it being understood and agreed that the Leasehold Improvements shall be insured by Lessee pursuant to this Lease immediately upon completion thereof. All of Lessee’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, in amounts, in form and with companies as are required to be carried by Lessee as set forth in this Lease.

4.4.1.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.4.1.4 shall be delivered to Lessor before the commencement of construction of the Leasehold Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Lessor thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Leasehold Improvements are damaged by any cause during the course of the construction thereof, Lessee shall immediately repair the same at Lessee’s sole cost and expense. The Contractor shall maintain all of the foregoing insurance coverage in force until the Leasehold Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Lessor, which is to be maintained for three (3) years following completion of the work and acceptance by Lessee. All policies carried under this Section 4.4.1.4 shall insure Lessor and Lessee, as their interests may appear as well as Contractor and Lessee’s Agents. All insurance, except Worker’s Compensation, maintained by Lessee’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Lessor by Lessee under Section 4.4.1.2 of this Leasehold Improvement Agreement.

4.4.2 Governmental Compliance. The Leasehold Improvements shall comply in all respects with the following: (i) state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.4.3 Inspection by Lessor. Lessor shall have the right to inspect the Leasehold Improvements at all times during construction, provided however, that Lessor’s failure to inspect the Leasehold Improvements shall in no event constitute a waiver of any of Lessor’s rights hereunder nor shall Lessor’s inspection of the Leasehold Improvements constitute Lessor’s approval of the same. Should Lessor disapprove any portion of the Leasehold Improvements, Lessor shall notify Lessee in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Lessor of, the Leasehold Improvements shall be rectified by Lessee at no expense to Lessor, provided however, that in the event Lessor determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Leasehold Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Premises or the Building if Lessee shall fail to promptly correct the same, Lessor may take such action as Lessor deems

Initial MB

Initial

necessary, at Lessee’s expense and without incurring any liability on Lessor’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Leasehold Improvements until such time as the defect, deviation and/or matter is corrected to Lessor’s satisfaction.

4.5 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Leasehold Improvements, Lessee shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with applicable laws, and shall furnish a copy thereof to Lessor upon such recordation. If Lessee fails to do so within two (2) days after notice from Lessor, Lessor may execute and file the same on behalf of Lessee as Lessee’s agent for such purpose, at Lessee’s sole cost and expense. At the conclusion of construction, (i) Lessee shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Lessor two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, (ii) Lessee shall deliver to Lessor a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and (iii) Lessee shall deliver to Lessor the original signed permit card, indicating final approval by all applicable departments.

SECTION 5

MISCELLANEOUS

5.1 Lessee’s Representative. Lessee has designated Hank Talbot as its sole representative with respect to the matters set forth in this Leasehold Improvement Agreement, who, until further notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Leasehold Improvement Agreement.

5.2 Lessor’s Representative. Prior to the commencement of construction of the Leasehold Improvements, Lessor shall designate a representative with respect to the matters set forth in this Leasehold Improvement Agreement, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Leasehold Improvement Agreement.

5.3 Time of the Essence in This Leasehold Improvement Agreement. Time is of the essence under this Leasehold Improvement Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Lessor is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period or, if no time period is stated, within seven (7) business days, at Lessee’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessor and the next succeeding time period shall commence.

5.4 Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a Breach as described in the Lease, or a default beyond any applicable notice and cure period by Lessee under this Leasehold Improvement Agreement, has occurred and is continuing at any time on or before the substantial completion of the Leasehold Improvements, then in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Leasehold Improvement Allowance until such time as such default is cured pursuant to the terms of the Lease.

Initial MB

Initial

SCHEDULE 1 TO LEASEHOLD IMPROVEMENT AGREEMENT

APPROVED SCOPE OF WORK

Pfenex

TI budget - 10790 Roselle

29-Apr-10

23,833 TI allowance	RSF ??	Current Budget ??	Approved Budget	Current Cost/RSF
Total Available allowance		$0		$0.00
Construction Budget (from page two)		$471,576		$20.65
Architectural Fees – Estimate	$22,833.00
Electrical and HVAC Engineering Fees – Estimate	$18,266.40
Structural engineering – Estimate	$0.00
Arch / eng reimbursable – Estimate	$5,000.00
Plan Check and Permit Fees – budget		$17,125		$0.75
Signage		$0		$0.00
Phone Data Cabling		$25,000		$1.09
Moving Expenses		$22,833		$1.00
IH Project Management Fees		$22,392		$0.98
Project Contingency		$26,740		$1.17

Subtotal Construction Soft and Hard Costs		$631,765	$0	$27.67

Total TI Overage for above items		$631,765	$0	$27.67
ADDITIONAL FF&E ITEMS
Furniture		$0		$0.00
Misc		$17.500		$0.77
Security system / restore card readers (allowance)	$7,500
Move phone system and server room (allowance)	$10,000
				$0.00
Contingency:	5.0%	$875		$0.04

Total Additional FF&E Items		$18,375	$0	$0.80

Grand Total Project Cost (total TI costs plus FF&E costs)		$650,140	$0	$28.47

Grand Total Out of Pocket Expense		$650,140	$0	$28.47

Initial MB

Initial

EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

State Farm Bank, F.S.B.

One State Farm Plaza

Bloomington, Illinois 61710-0001

Corporate Law — Investments

Attn: (Name of Attorney)

Re:

Name of Lessor (as of the date hereof):
Name of Lessee:
Name of Lease Guarantor (if any):
Date of Lease:
Title and Date(s) of Amendments and Modifications to Lease (if any):
Address of Premises (including suite number, if any) (the “Premises”):
Square Footage of Premises:

Collectively, the foregoing instrument is hereinafter referred to as the “Lease”.

Dear Sir or Madam:

Lessee is the lessee under that certain Lease described above and provides this Estoppel Certificate to State Farm Bank, F.S.B. (“State Farm”) as conclusive evidence of the matters set forth herein concerning the Lease and the Premises.

As of the date hereof, the undersigned hereby certifies the following:

1.	The Lease supersedes, in all respects, all prior written or oral agreements between Lessor and Lessee with respect to the Premises and there are no agreements, understandings, warranties or representations between Lessor and Lessee with respect to the Lease or the Premises, except as expressly set forth in the Lease.

2.	As of the date hereof, the Lease has not been amended, modified, supplemented or superseded, except pursuant to the amendments or modifications referenced above.

3.	The Lease remains in full force and effect and there are no known existing defaults by Lessee under the Lease.

4.	To Lessee’s current, actual knowledge, the improvements and space required by the Lease to be delivered to Lessee have been satisfactorily completed and delivered by Lessor and have been accepted by the Lessee except as follows (if blank, none):

5.	The Premises are currently occupied and open for the use by Lessee and its customers, employees and invitees.

6.	Lessee’s interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned except as follows (if blank, none):

7.	All duties of an inducement nature required of the Lessor under the Lease have been fulfilled by Lessor and Lessee is fully obligated to pay rent and all other charges coming due under the Lease except as follows (if blank, none):

Initial MB

Initial

8.	The Commencement Date of the Lease was , and the Expiration Date of the Lease is , 20 .

9.	The last monthly payment of rent in the amount of $ was made by Lessee on , 20 . No monthly rental has been prepaid nor has Lessee been given any free rent, partial rent, rebates, rent rebates or concessions, except as provided in the Lease. Lessee has no current, actual knowledge of any claims, defenses or offsets against any rents payable under the Lease.

10.	A security deposit in the amount of $ has been deposited with Lessor. Lessee agrees to look solely to the Lessor for return of the security deposit unless the Lessor has deposited the security deposit with State Farm.

11.	To Lessee’s current, actual knowledge, Lessor has fully performed all of its obligations under the Lease and there are no known circumstances existing under which Lessor may be deemed in default merely upon the service of notice or passage of time, or both, except as follows (if blank, none):

12.	Lessor has not given its consent to Lessee to take any action which, pursuant to the Lease, requires Lessor’s consent except as follows (if blank, none):

13.	Lessee has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises, the Lease or of the rents provided for therein.

14.	Lessee has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

15.	Lessee is a duly organized, validly existing and in good standing under the law of .

In issuing this Estoppel Certificate, Lessee understands that State Farm will rely thereon in funding a $              mortgage loan to Lessor secured by certain real estate which includes the Premises. Lessee acknowledges that State Farm may rely upon a facsimile of this Estoppel Certificate signed by Lessee with the same effect as if State Farm had received an Estoppel Certificate bearing Lessee’s original signature. This Estoppel Certificate shall not amend or modify the Lease.

[NAME OF LESSEE]

By:
Name:
Title:
Date:

Initial MB

Initial

EXHIBIT E

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or affixed on or to any part of the outside of the Industrial Center, the Premises or the surrounding area without the written consent of the Lessor being first obtained. If Lessor gives such consent. Lessor may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Lessor shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Lessor or is being displayed in a non-approved manner without notice to and at the expense of the Lessee. All approved signs or lettering on doors shall be printed, painted, affixed of inscribed at the expense of Lessee by a person approved by Lessor. Lessor shall not place anything or allow anything to be placed near window, door, partition or wall, which may appear unsightly from outside of the Premises.

2. The directory of the Industrial Center (if any) will be provided exclusively for the display of the name and location of the lessees only, and Lessor reserves the right to exclude any other names therefrom.

3. The sidewalks, halls, passages, exits and entrances shall not be obstructed by any of the lessees or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Industrial Center or its lessees; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities. No lessee and no employees or invitees of any lessee shall go upon the roof of the Industrial Center.

4. Lessee shall not alter any lock or install any new additional locks or bolts on any exterior door of the Premises without the written consent of Lessor. Lessee may install an electronic alarm system.

5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

6. Lessee shall not overload the floor of the Premises and shall not deface the Premises.

7. Except as contemplated by the Lease, Lessee shall not use, keep or permit to be used or kept any noxious gas or substance in the Premise, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Industrial Center by reason of odors, or interfere in any way with other lessees or those having business in the Industrial Center. Neither animals nor birds shall be brought in or kept in or about the Premises of the Industrial Center. No lessee shall interfere with occupants of this or neighboring Industrial Centers or Premises, or with those having business with such occupants, by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way. No lessee shall throw anything out of doors. No cooking shall be done or permitted by Lessee in the Premises beyond the use of a microwave oven or other small appliances.

8. No Lessee shall occupy or permit any portion of its Premises to be occupied for the manufacture, sale, or use of liquor or narcotics in any form, or as a medical office, or as a barbershop or manicure shop, except without prior written consent of Lessor. The Premises shall not be used for lodging or sleeping or for illegal purposes.

9. No boring or cutting for or stringing of wires will be allowed without the consent of Lessor.

10. Lessee upon termination of the tenancy, shall deliver to the Lessor the keys to the Premises, offices, rooms, and toilet rooms which shall have been furnished and shall pay the Lessor the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Lessor deems it necessary to make such change.

11. No lessee shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the lessee by whom, or by whose contractors, employees or invitees, the floor covering shall have been laid.

Initial MB

Initial

12. In case of invasion, mob riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Industrial Center during the continuance of the same, by closing the doors or otherwise, for the safety of the lessees and protection of the Industrial Center and property located therein. Anything to the foregoing notwithstanding, Lessor shall have no duty to provide security protection for the Industrial Center at any time or to monitor access thereto.

13. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Premises and that all water faucets, water apparatus and electricity are entirely shut off before Lessee or Lessee’s employee’s leave the Premises. Lessee shall be responsible for any damage to the Industrial Center or other lessees’ premises caused by a failure to comply with this rule.

14. Lessor reserves the right to exclude or expel from the Industrial Center any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Industrial Center.

15. Any requests of Lessee will be considered only upon application at the Office of Lessor. Employees of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Lessor.16. Lessor shall have the right, exercisable with reasonable notice and without liability to Lessee, to change the name and the street address of the Industrial Center of which the Premises are a part, where such change is required by any government agency.

17. Lessee agrees that it shall comply with all fire regulations that may be issued from time to time by the San Diego Fire Department, and Lessee also shall provide Lessor with the name of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.

18. Lessor reserves the right by written notice to Lessee, to rescind, alter or waive any rule or regulation at any time prescribed for the Industrial Center when, in Lessor’s judgment, it is necessary, desirable or proper for the best interest of the Industrial Center or its Lessees.

19. Lessee shall not disturb, solicit, or canvas any occupant of the Industrial Center and shall cooperate to prevent same.

20. Without the written consent of Lessor, Lessee shall not use the name of the Industrial Center in connection with or in promotion or advertising the business of Lessee except as Lessee’s address.

21. Lessee shall be entitled to use parking spaces during working hours. Lessee shall not park in driveways or loading areas, or reserved parking spaces of other lessees. Lessor or its agents shall have the right to cause to be removed any car of Lessee, its employees or agents, that may be parked in unauthorized areas, and Lessee agrees to save and hold harmless Lessor, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expense incurred by Lessor in connection with such removal. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers or vehicles owned or operated by its employees and agent.

Initial MB

Initial

EXHIBIT F

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This instrument was prepared by and upon recordation should be returned to:

SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into this          day of                     , 20    , by and among                     , a                      (“Lessor”), whose mailing address is                                                          , a                          (“Lessee”), whose mailing address is                     , and STATE FARM BANK, F.S.B., a federal savings bank (“State Farm”), whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710-0001.

RECITALS

A. Lessor and Lessee have heretofore entered into a certain lease (the “Lease”) dated                     ,          with respect to and governing the terms of Lessee’s use and occupancy of all or a portion of certain real estate and improvements legally described on Exhibit A attached hereto and made a part hereof (the “Secured Property”); and

B. State Farm, as a condition to making a loan to Lessor in the principal amount of                      (the “Loan”), which is to be secured by a Mortgage and Security Agreement executed by Lessor to and in favor of State Farm (the “Mortgage”) constituting a first lien upon and encumbering the Secured Property, and further secured by an Assignment of Rents and Leases executed by Lessor to and in favor of State Farm (the “Assignment of Rents and Leases”) assigning to State Farm all leases of and all rents derived from the Secured Property, has required the execution of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in consideration of the sum of One Dollar ($1.00) by each of the parties hereto paid to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant, stipulate and agree as follows:

1. The Lease, and any and all modifications thereof and amendments thereto, all of Lessee’s rights thereunder and Lessee’s leasehold interest and estate in the Secured Property, shall be and are hereby made junior, inferior, subordinate and subject in all respects to the lien and encumbrance of the Mortgage on the Secured Property and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the principal sum secured thereby, all interest thereon and all other sums payable or hereafter becoming payable thereunder.

2. Lessee agrees that it shall promptly deliver or mail to State Farm a copy of each written notice given by Lessee to Lessor of a default by Lessor under the Lease. Lessee further agrees that if, within the time provided in the Lease to cure defaults thereunder (or if no time period is specified in the Lease, within thirty (30) days after State Farm’s receipt of Lessee’s written notice of default), State Farm, at its option, shall cause to be performed the obligations with respect to which Lessor is in default under the Lease, as specified in such written notice, any right of Lessee to terminate the Lease by reason or on account of such default of Lessor shall cease and be null and void.

3. Lessee is advised and hereby acknowledges that the Mortgage, Assignment of Rents and Leases and other documents which evidence and secure the Loan (collectively the “Loan Documents”) grant and provide to State Farm the right to collect rents and other sums payable under the Lease (collectively, the “Rents”) directly from Lessee upon the occurrence of an “Event of Default” (as defined in the Mortgage) by Lessor under the Loan Documents. Lessor and Lessee hereby agree that upon Lessee’s receipt from State Farm of written notice of the occurrence of any Event of Default by Lessor under the Loan Documents, Lessee shall thereafter pay all Rents directly to State Farm (or as State Farm shall direct).

Initial MB

Initial

4. In the event State Farm shall become the owner of the Secured Property by reason of the foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure, provided that Lessee is not in default of its obligations under the Lease beyond any applicable grace or cure periods, State Farm agrees that Lessee shall be entitled to continue in possession of the Secured Property undisturbed and the Lease shall not be terminated or affected thereby, but shall continue in full force and effect as a direct lease between State Farm and Lessee upon all of the terms, covenants and conditions set forth therein. In such event, Lessee shall attorn to State Farm and State Farm shall be deemed to have accepted such attornment, whereupon, subject to the observance and performance by Lessee of all of the terms, covenants and conditions of the Lease to be observed or performed by Lessee, State Farm shall recognize the leasehold estate of Lessee under all of the terms, covenants and conditions set forth in the Lease for the remaining balance of the term thereof; provided, however, State Farm shall not be:

(a)	liable for any act or omission of any prior Lessor (including Lessor) or subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor); provided, however, the foregoing limitation on liability shall not limit State Farm’s obligations under the Lease to correct any physical conditions that (i) exist as of the date State Farm shall become the owner of the Secured Property; and (ii) violate State Farm’s obligations as Lessor under the Lease; provided further however, that State Farm shall have received a written notice of such acts, omissions, conditions or violations prior to becoming owner of the Secured Property and had an opportunity to cure the same in accordance with paragraph 2 hereof. In no event, however, shall State Farm have any liability for consequential damages arising from any default occurring prior to the date State Farm acquires title to the Secured Property;

(b)	bound by any rent or additional rent which Lessee might have paid in advance for more than one month;

(c)	bound by any amendment or modification of the Lease made after the date of this Agreement without State Farm’s prior written consent;

(d)	liable for any security deposit, unless actually received by State Farm from any prior lessor (including Lessor); and

(e)	liable for obligations under the Lease with respect to any property or facilities for the use of Lessee (such as off-site leased space or parking) other than the Secured Property and Lessee shall look solely to Lessor for the performance and observance of any and all such obligations.

5. State Farm agrees that unless required by law and provided that Lessee is not in default under the terms of the Lease beyond any applicable grace or cure periods set forth therein, State Farm will not join Lessee as a defendant in any foreclosure proceedings or other suit, action or proceeding to enforce any rights under the Mortgage, and if such joinder is required by law, State Farm will not seek to terminate the Lease or Lessee’s possession of the Secured Property.

6. Lessee agrees that notwithstanding anything to the contrary contained in this Agreement, in the Lease or in any other instrument, any interest of Lessee in or under any option to purchase or right of first refusal of, or with respect to all or any part of the Secured Property is hereby specifically subordinated to the rights of State Farm under the Mortgage and other Loan Documents and such option to purchase or right of the first refusal shall not be binding upon State Farm, its successors and assigns.

7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the title to the land comprising the Secured Property.

8. Any claim by Lessee against State Farm as a successor Lessor under the Lease or this Agreement shall be satisfied solely out of State Farm’s interest in the Secured Property and Lessee shall not seek recovery against or out of any other assets of State Farm.

9. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute one instrument.

Initial MB

Initial

10. STATE FARM, LESSOR AND LESSEE HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ACTS OR OMISSIONS OF LESSOR AND LESSEE IN CONNECTION THEREWITH OR CONTEMPLATED THEREBY.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Initial MB

Initial

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

[Witnesses, if required]	[Signature block for Lessor]

[Witnesses, if required]	[Signature block for Lessee]

[Witnesses, if required]	STATE FARM BANK, F.S.B., a federal savings bank

By:

Its:

Address:

One State Farm Plaza
Bloomington, Illinois 61710-0001
Corporate Law-Investments
Attn: (Name of Attorney)

Initial MB

Initial

(CHOOSE APPROPRIATE NOTARY ACKNOWLEDGMENT

AND COMPLETE FOR LESSOR AND LESSEE)

GENERAL PARTNERSHIP:

STATE OF	)
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared                     , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be of                     , a general partnership, a general partner of                     , the within named bargainor, a                      general partnership, and that                      as such of the general partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the general partnership by himself as of                     , a general partner of                     .

Witness my hand and seal, at office in                     ,          this the          day of                     , 20    .

NOTARY PUBLIC

My Commission Expires:

CORPORATE:

STATE OF	)
COUNTY OF	)

Before me,                      the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared                     , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged self to be                      of         , the within named bargainor, a corporation, and that as such                      being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by                      self as                     .

Witness my hand and seal, at office in                     ,              this the                      day of                     , 20    .

NOTARY PUBLIC

My Commission Expires:

LIMITED PARTNERSHIP:

STATE OF	)
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared                     , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged             self to be                      of         , the within named bargainor, a limited partnership, and that as                      such                     , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited partnership by                      self as                     .

Witness my hand and seal, at office in                     ,          this the          day of                     , 20    .

NOTARY PUBLIC

My Commission Expires:

Initial MB

Initial

LIMITED LIABILITY COMPANY:

STATE OF	)
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared                     , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged                      self to be                      of                     , the within named bargainor, a limited liability company, and that as                      such                     , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by                      self as                     .

Witness my hand and seal, at office in                     ,                      this the          day of                     , 20    .

NOTARY PUBLIC

My Commission Expires:

INDIVIDUAL:

STATE OF	)
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County and State, the within named                     , the bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged that executed the within instrument for the purposes therein contained.

Witness my hand and seal, at office in                     ,                      this the          day of                     , 20    .

NOTARY PUBLIC

My Commission Expires:

Initial MB

Initial

ACKNOWLEDGMENT FOR STATE FARM:

STATE OF ILLINOIS	)
)SS
COUNTY OF MCCELAN	)

COUNTY OF MCLEAN    )

I,                     , do hereby certify that on the                      day of         , 20    ,                      as                      of State Farm Bank, F.S.B., a federal savings bank, personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

NOTARY PUBLIC

My Commission Expires:

Initial MB

Initial

Page7 of 7